Filed Pursuant to Rule 424(b)(5)
Registration No. 333-282628

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities or a solicitation of an offer to buy these securities in any jurisdiction where the offer and sale is not permitted.

Subject to Completion

Preliminary Prospectus Supplement, dated October 28, 2024

PROSPECTUS SUPPLEMENT

(To Prospectus dated October 22, 2024)

90,000,000 Shares

The Boeing Company

Common Stock

We are offering 90,000,000 shares of our common stock, par value $5.00 per share (“common stock”). Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “BA.” On October 25, 2024, the closing sale price of our common stock was $155.01.

Concurrently with this offering, we are also making a public offering of 100,000,000 depositary shares (the “Depositary Shares”), each of which represents a 1/20th interest in a share of our  % Series A Mandatory Convertible Preferred Stock, par value $1.00 per share (the “Mandatory Convertible Preferred Stock”) pursuant to a separate prospectus supplement (the “Depositary Shares Offering”). We have granted the underwriters of the Depositary Shares Offering a 30-day option to purchase up to 15,000,000 additional Depositary Shares, solely to cover over-allotments, if any. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offering, and the closing of the Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, or at all. Nothing contained herein shall constitute an offer to sell or a solicitation of an offer to buy any of the Depositary Shares or the Mandatory Convertible Preferred Stock being offered in the Depositary Shares Offering. See the section titled “Concurrent Depositary Shares Offering.”

We intend to use the proceeds of this offering, together with the proceeds of the Depositary Shares Offering, for general corporate purposes, which may include, among other things, repayment of debt, additions to working capital, capital expenditures, and funding and investments in our subsidiaries.

Investing in our common stock involves risks. See the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and our Quarterly Reports on Form 10-Q for the fiscal quarters ended June 30, 2024 and September 30, 2024.

	Per Share	Total
Price to Public(1)	$	$
Underwriting discounts(1)(2)	$	$
Proceeds, before expenses, to The Boeing Company	$	$

(1)	Assumes no exercise of the underwriters’ option to purchase additional common stock described below.
(2)	See the section titled “Underwriting” beginning on page S-19 of this prospectus supplement for a description of the compensation payable to the underwriters.

We have granted the underwriters the option to purchase up to an additional 13,500,000 shares of our common stock from us at the public offering price less the underwriting discounts within 30 days from the date of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering, before you make your investment decision.

The underwriters expect to deliver the shares of common stock to purchasers on or about     , 2024.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities	Citigroup	J.P. Morgan

Wells Fargo Securities	BNP PARIBAS	Deutsche Bank Securities	Mizuho

Morgan Stanley	RBC Capital Markets		SMBC Nikko

Financial Advisor

PJT Partners

The date of this prospectus supplement is     , 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and other matters relating to us and our financial condition. The second part is the accompanying prospectus, which gives more general information about securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using the SEC’s shelf registration rules. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described in the accompanying prospectus in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

Any statement made in this prospectus supplement, in the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or the accompanying prospectus. You should not assume that the information in this prospectus supplement, in the accompanying prospectus and any free writing prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. The Boeing Company’s business, financial condition, results of operations, cash flows and prospects may have changed since those dates.

Neither The Boeing Company nor the underwriters have authorized anyone to provide you with information that is different than the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. Neither The Boeing Company nor the underwriters are making an offer of our common stock in any jurisdiction where the offer is not permitted.

This prospectus supplement and the accompanying prospectus contain information about The Boeing Company and our common stock. They also refer to information contained in other documents that we file with the SEC.

The terms “Boeing,” “we,” “us” and “our” as used in this prospectus supplement refer to The Boeing Company.

FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus supplement or included or incorporated by reference in the accompanying prospectus may be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates” and other similar words or expressions, or the negative thereof, generally can be used to help identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact.

Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to:

•	general conditions in the economy and our industry, including those due to regulatory changes;

•	our reliance on our commercial airline customers;

•

the overall health of our aircraft production system, production quality issues, commercial airplane production rates, our ability to successfully develop and certify new aircraft or new derivative aircraft and the ability of our aircraft to meet stringent performance and reliability standards;

•	our pending acquisition of Spirit AeroSystems Holdings, Inc. (“Spirit”), including the satisfaction of closing conditions in the expected timeframe or at all;

•	changing budget and appropriation levels and acquisition priorities of the U.S. government, as well as significant delays in U.S. government appropriations;

•	our dependence on our subcontractors and suppliers, as well as the availability of highly skilled labor and raw materials;

•	work stoppages or other labor disruptions;

•	competition within our markets;

•	our non-U.S. operations and sales to non-U.S. customers;

•	changes in accounting estimates;

•

realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures, including anticipated synergies and quality improvements related to our pending acquisition of Spirit;

•	our dependence on U.S. government contracts;

•	our reliance on fixed-price contracts;

•	our reliance on cost-type contracts;

•	contracts that include in-orbit incentive payments;

•	unauthorized access to our, our customers’ and/or our suppliers’ information and systems;

•

potential business disruptions, including threats to physical security or our information technology systems, extreme weather (including effects of climate change) or other acts of nature, and pandemics or other public health crises;

•	potential adverse developments in new or pending litigation and/or government inquiries or investigations;

•	potential environmental liabilities;

•	effects of climate change and legal, regulatory or market responses to such change;

•	credit rating agency actions and changes in our ability to obtain debt financing on commercially reasonable terms, at competitive rates and in sufficient amounts;

•	substantial pension and other postretirement benefit obligations;

•	the adequacy of our insurance coverage; and

•	customer and aircraft concentration in our customer financing portfolio.

Additional information concerning these and other factors can be found in our filings with the SEC, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

SUMMARY

The following summary is provided solely for your convenience. It is not intended to be complete. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein, especially the risks discussed in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and in our periodic reports filed with the SEC.

The Boeing Company

The Boeing Company is one of the world’s major aerospace firms and a leading manufacturer of commercial airplanes and defense, space and security systems. Our products and tailored services include commercial and military aircraft, satellites, weapons, electronic and defense systems, launch systems, advanced information and communication systems, and performance-based logistics and training. We are organized based on the products and services we offer. We operate in three reportable segments:

•	Commercial Airplanes;

•	Defense, Space & Security; and

•	Global Services.

The Boeing Company was originally incorporated in the State of Washington in 1916 and reincorporated in Delaware in 1934. Our principal executive offices are located at 929 Long Bridge Drive, Arlington, Virginia 22202 and our telephone number is (703) 465-3500. We maintain a website at www.boeing.com. We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

The information above concerning The Boeing Company is only a summary and does not purport to be comprehensive. For additional information about The Boeing Company, you should refer to the information described in the section titled “Where You Can Find More Information” in the accompanying prospectus.

The Offering

The following summary contains basic information about our common stock and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus.

Common Stock Offered	shares of common stock.

Option to Purchase Additional Shares of Common Stock	We have granted the underwriters the option to purchase up to an additional shares of common stock from us at the public offering price less the underwriting discounts within 30 days from the date of this prospectus supplement.

Concurrent Depositary Shares Offering	Concurrently with this offering of our common stock, we are offering 100,000,000 Depositary Shares, pursuant to a separate prospectus supplement. We have also granted the underwriters of the Depositary Shares Offering a 30-day option to purchase up to 15,000,000 additional Depositary Shares, solely to cover over-allotments, if any. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offering, and the closing of the Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, or at all. See the section titled “Concurrent Depositary Shares Offering.”

Common Stock Outstanding After this Offering and the Depositary Shares Offering	shares of common stock (or shares if the underwriters exercise in full their option to purchase additional shares from us).

Use of Proceeds	We expect the net proceeds from this offering to be approximately $ billion (or approximately $ billion if the underwriters exercise in full their option to purchase additional shares from us), after deducting the underwriting discounts and our estimated offering expenses totaling approximately $ million. We intend to use the net proceeds from this offering, together with the net proceeds from the Depositary Shares Offering, for general corporate purposes, which may include, among other things, repayment of debt, additions to working capital, capital expenditures, and funding and investments in our subsidiaries, as described in the section titled “Use of Proceeds” in this prospectus supplement.

Exchange Listing	Our common stock is listed on the NYSE under the symbol “BA.”

Risk Factors	Investing in our common stock involves risks. See the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement and other information included or incorporated by reference in the accompanying prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

Unless otherwise indicated, all applicable share, per share and related information in this prospectus supplement is based on 617,795,755 shares of common stock outstanding as of September 30, 2024, and excludes, in each case as of such date:

•	394,465,404 shares of common stock held in treasury;

•	8,623,061 shares subject to outstanding stock options, restricted stock unit awards or performance restricted stock unit awards;

•	40,500,252 shares of common stock reserved for issuance under our equity incentive, employee stock purchase, and retirement plans;

•	shares of common stock to be issued in connection with our pending acquisition of Spirit; and

•	any shares of common stock underlying any Depositary Shares that may be issued in the Depositary Shares Offering.

RISK FACTORS

An investment in our common stock is subject to risks and uncertainties. This prospectus supplement does not describe all of the risks of an investment in our common stock. You should consult your own financial and legal advisors about the risks entailed by an investment in our common stock and the suitability of an investment in our common stock in light of your particular circumstances. For a discussion of the factors you should carefully consider before deciding to purchase any shares of common stock that may be offered, please read “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2023 and Quarterly Reports on Form 10-Q for the quarters ended June 30, 2024 and September 30, 2024, as well as those risk factors included below. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also adversely affect our business and operations. If any of the matters described in the risk factors were to occur, our business, financial condition, results of operations, cash flows or prospects could be materially adversely affected. In such case, you could lose all or a portion of your investment.

Risks Related to the Offering

Our common stock has experienced, and may continue to experience, price volatility, which could result in substantial losses for investors in our common stock.

Our common stock has at times experienced substantial price volatility as a result of many factors, including the general volatility of stock market prices and volumes, changes in securities analysts’ estimates of our financial performance, further downgrades in our credit ratings, variations between our actual and anticipated financial results, fluctuations in order or backlog levels, or uncertainty about current global economic conditions. For these reasons, among others, the price of our common stock may continue to fluctuate. In addition, if the stock market in general experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition or results of operations. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and be a distraction to management.

We have broad discretion in the use of the net proceeds from this offering and the Depositary Shares Offering, if completed.

We expect the net proceeds from this offering to be approximately $    billion (or approximately $     billion if the underwriters exercise in full their option to purchase additional shares from us) after deducting the underwriting discounts and our estimated offering expenses payable by us. We estimate that the net proceeds to us from the Depositary Shares Offering, if completed, after deducting underwriting discounts and commissions and estimated expenses payable by us, will be approximately $     billion (or approximately $     billion if the underwriters of the Depositary Shares Offering exercise in full their option to purchase additional Depositary Shares). Our management will have considerable discretion in the application of net proceeds from this offering and the Depositary Shares Offering, if completed, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used in ways with which you would agree. The failure of our management to use these funds effectively could harm our business.

The Depositary Shares Offering and future sales or other dilution of our common stock could dilute our existing shareholders or otherwise depress the market price of our common stock.

Concurrently with this offering, we are offering, by means of a separate prospectus supplement, 100,000,000 Depositary Shares and up to 15,000,000 additional Depositary Shares that the underwriters in the Depositary Shares Offering have the option, exercisable within 30 days from the date of the prospectus supplement for the Depositary Shares Offering, to purchase from us, solely to cover over-allotments, if any. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offering, and the closing of the Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, or at all.

The Depositary Shares Offering and future sales of our common stock in the public market, or the perception that such sales could occur, or the conversion of our Mandatory Convertible Preferred Stock, if issued, or the payment of dividends on our Mandatory Convertible Preferred Stock in the form of our common stock, or the perception that such conversions or dividends could occur, could negatively impact the market price of our common stock. Future sales or issuances of our common stock or other equity-related securities, including in connection with our pending acquisition of Spirit, could be dilutive to holders of our common stock, including purchasers of our common stock in this offering and holders of any shares of common stock issued on conversion of, or as payment of dividends on, our Mandatory Convertible Preferred Stock, and could adversely affect their voting and other rights and economic interests, and could have a similar impact with respect to our Mandatory Convertible Preferred Stock. If we issue additional shares of common stock, the price of our common stock may decline. We cannot predict the size of future issuances of our common stock or other securities or the effect, if any, that the Depositary Shares Offering, the issuance of the Mandatory Convertible Preferred Stock, and future sales and issuances of our common stock and other securities would have on the market price of our common stock.

In addition, the existence of the Mandatory Convertible Preferred Stock may encourage short selling by market participants because the conversion of the Mandatory Convertible Preferred Stock could be used to satisfy short positions, or anticipated conversion of the Mandatory Convertible Preferred Stock into shares of common stock could depress the price of our common stock. The sale or the availability for sale of a large number of shares of common stock in the public market could cause the market price of our common stock to decline.

The Mandatory Convertible Preferred Stock and the Depositary Shares may adversely affect the market price of our common stock.

The market price of our common stock is likely to be influenced by the Mandatory Convertible Preferred Stock and the Depositary Shares, if and when issued. The market price of our common stock could become more volatile and could be depressed by: (1) investors’ anticipation of the potential resale in the market of a substantial number of additional shares of common stock received upon conversion of the Mandatory Convertible Preferred Stock (and, correspondingly, the Depositary Shares); (2) possible sales of our common stock by investors who view the Depositary Shares as a more attractive means of equity participation in us than owning shares of common stock; and (3) hedging or arbitrage trading activity that we expect to develop involving the Depositary Shares and our common stock.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to dividends and amounts payable in the event of our liquidation, winding-up or dissolution.

Our common stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, winding-up or dissolution. This means that, unless accumulated dividends have been paid or set aside for payment on all our outstanding Mandatory Convertible Preferred Stock through the most recently completed dividend period, no dividends may be declared or paid on our common stock subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, winding-up or dissolution, no distribution of our assets may be made to holders of our common stock until we have paid to holders of our Mandatory Convertible Preferred Stock a liquidation preference equal to $1,000 per share plus accumulated and unpaid dividends.

This offering is not contingent on the consummation of the Depositary Shares Offering and vice versa.

The completion of this offering and the consummation of the Depositary Shares Offering are not contingent upon the other, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, if at all. Accordingly, if you decide to purchase shares of common stock in this offering, you should be willing to do so whether or not we complete the Depositary Shares Offering. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy any of the Depositary Shares or the Mandatory Convertible Preferred Stock being offered in the Depositary Shares Offering.

Risks Related to Our Business and Operations

Some of our and our suppliers’ workforces are represented by labor unions. Work stoppages by our employees are currently adversely affecting our business, financial condition, results of operations and/or cash flows. Future work stoppages by our or our suppliers’ employees could also adversely impact our business.

Approximately 57,000 employees, which constitute 33% of our total workforce, were union represented as of December 31, 2023 under collective bargaining agreements with varying durations and expiration dates. On September 12, 2024, our contract with the International Association of Machinists and Aerospace Workers District 751 (“IAM 751”), which represents over 30,000 Boeing manufacturing employees primarily located in Washington state, expired and 96% of IAM 751 members voted to initiate a strike. On October 23, 2024, 64% of IAM 751 members voted to reject our most recent offer and continue the strike. While we continue to engage in contract negotiations with IAM 751, we currently are unable to predict the duration of the strike, which began on September 13, 2024. As a result of the strike, production of our commercial aircraft, other than the 787 production in Charleston, and certain of our Defense, Space & Security products has halted, adversely impacting our business and financial position. This work stoppage has had and is expected to continue to have negative impacts on our key suppliers and customers. If we are unable to successfully negotiate a new contract with IAM 751 consistent with our assumptions and the strike continues for a prolonged period, our financial position, results of operations and cash flows would continue to be adversely impacted. Specifically, we expect further significant negative operating cash flows in this quarter and in future quarters until IAM 751 employees return to work, production resumes and deliveries ramp up. Furthermore, this work stoppage and the actions we have taken in response to the strike to help preserve our financial condition, including planned workforce reductions, furloughs, hiring freezes and pausing the issuance of certain supplier purchase orders, could negatively impact our ability to achieve our strategic objectives and to maintain our investment-grade credit rating.

We may experience additional work stoppages in the future, which could adversely affect our business. We currently have in the U.S. 9 unions with 27 independent agreements and internationally 17 employee representative bodies, and we cannot predict how stable our union relationships will be or whether we will be able to meet the unions’ requirements. The unions may also limit our flexibility in managing our workforce and operations. Union actions at suppliers can also affect us. Current and future work stoppages and instability in our union relationships could delay the production and/or development of our products, which could strain relationships with customers and result in lower revenues.

USE OF PROCEEDS

We expect the net proceeds from this offering to be approximately $   billion (or approximately $   billion if the underwriters exercise in full their option to purchase additional shares from us), after deducting the underwriting discounts and our estimated offering expenses totaling approximately $   million.

In addition, concurrently with this offering, we are offering 100,000,000 Depositary Shares (or 115,000,000 Depositary Shares if the underwriters in the Depositary Shares Offering exercise in full their over-allotment option to purchase additional Depositary Shares) in an underwritten offering pursuant to a separate prospectus supplement. We estimate that the net proceeds to us from the Depositary Shares Offering, if completed, after deducting underwriting discounts and commissions and estimated expenses payable by us, will be approximately $   billion (or approximately $   billion if the underwriters in the Depositary Shares Offering exercise in full their over-allotment option to purchase additional Depositary Shares).

The net proceeds from this offering and the Depositary Shares Offering, if completed, will reduce the availability of borrowings on a dollar-for-dollar basis under our $10 billion supplemental credit agreement that we entered into on October 14, 2024 with the lenders party thereto, Citibank, N.A., as administrative agent, BofA Securities, Inc., Goldman Sachs Lending Partners LLC and JPMorgan Chase Bank, N.A., as co-syndication agents, and BofA Securities, Inc., Citibank, N.A., Goldman Sachs Lending Partners LLC and JPMorgan Chase Bank, N.A., as joint lead arrangers and joint bookrunners. As a result, we expect that upon the closing of this offering, such supplemental credit agreement will be terminated.

We intend to use the net proceeds from this offering and the Depositary Shares Offering, if completed, for general corporate purposes. General corporate purposes may include, among other things, repayment of debt, additions to working capital, capital expenditures, and funding and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

CONCURRENT DEPOSITARY SHARES OFFERING

Concurrently with this offering, we are also making a public offering of 100,000,000 Depositary Shares, each of which represents a 1/20th interest in a share of our Mandatory Convertible Preferred Stock, pursuant to a separate prospectus supplement. We have granted the underwriters of the Depositary Shares Offering a 30-day option to purchase up to 15,000,000 additional Depositary Shares, solely to cover over-allotments, if any. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offering, and the closing of the Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, or at all. The underwriters in this offering are also underwriters in the Depositary Shares Offering.

The shares of Mandatory Convertible Preferred Stock will initially be convertible into an aggregate of up to    shares of our common stock (or up to    shares of our common stock if the underwriters in the Depositary Shares Offering exercise their over-allotment option in full), in each case subject to certain anti-dilution, make-whole and other adjustments, as described in the prospectus supplement related to the Depositary Shares Offering.

Unless converted earlier in accordance with the terms of the certificate of designations establishing the terms of the Mandatory Convertible Preferred Stock, each share of Mandatory Convertible Preferred Stock will convert automatically on the mandatory conversion date, which is expected to be October 15, 2027, into between   and    shares of our common stock, subject to certain anti-dilution and other adjustments. The number of shares of our common stock issuable upon conversion on the mandatory conversion date will be determined based on the average volume weighted average price per share of our common stock over the 20 consecutive trading day period beginning on, and including, the 21st scheduled trading day immediately preceding October 15, 2027.

Dividends on the Mandatory Convertible Preferred Stock will be payable on a cumulative basis when, as and if declared by our board of directors, or an authorized committee thereof, at an annual rate of  % on the liquidation preference of $1,000 per share of Mandatory Convertible Preferred Stock, and may be paid in cash or, subject to certain limitations, in shares of our common stock, or in any combination of cash and shares of our common stock. If declared, dividends on the Mandatory Convertible Preferred Stock will be payable quarterly on January 15, April 15, July 15 and October 15 of each year, commencing on, and including, January 15, 2025 and ending on, and including, October 15, 2027.

We estimate that the net proceeds to us from the Depositary Shares Offering, after deducting the underwriting discounts and our estimated offering expenses, will be approximately $   billion (or approximately $   billion if the underwriters in the Depositary Shares Offering exercise their over-allotment option in full to purchase additional Depositary Shares).

Our common stock will rank junior to our Mandatory Convertible Preferred Stock, if issued, with respect to the payment of dividends and amounts payable in the event of our liquidation, winding-up or dissolution. Subject to limited exceptions, so long as any share of Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on shares of our common stock or any other class or series of our capital stock ranking junior to the Mandatory Convertible Preferred Stock, and no common stock or any other class or series of our capital stock ranking junior to or on parity with the Mandatory Convertible Preferred Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid upon, or a sufficient sum of cash or number of shares of our common stock has been set aside for the payment of such dividends upon, all outstanding shares of Mandatory Convertible Preferred Stock.

In addition, upon our voluntary or involuntary liquidation, winding-up or dissolution, each holder of Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $1,000 per share of Mandatory Convertible Preferred Stock, plus an amount equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution, to be paid out of our assets available for distribution to our shareholders, after satisfaction of liabilities owed to our creditors and holders of any class or series of our capital stock ranking senior to the Mandatory Convertible Preferred Stock and before any payment or distribution is made to holders of any class or series of our capital stock ranking junior to the Mandatory Convertible Preferred Stock, including, without limitation, our common stock.

The holders of the Mandatory Convertible Preferred Stock do not have voting rights other than those described below, except as specifically required by Delaware law.

Whenever dividends on any shares of Mandatory Convertible Preferred Stock have not been declared and paid for the equivalent of six or more dividend periods (including, for the avoidance of doubt, the dividend period beginning on, and including, the initial issue date and ending on, but excluding, January 15, 2025), whether or not for consecutive dividend periods (a “nonpayment”), the holders of such shares of Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled at our next special or annual meeting of shareholders to vote for the election of a total of two additional members of our board of directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate (x) the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or (y) the portion of our Corporate Governance Principles and Director Independence Standards, each as in effect on the date of this prospectus supplement, that requires us to have at least 75% independent directors; provided further that our board of directors shall at no time include more than two preferred stock directors. In the event of a nonpayment, we will increase the number of directors on our board of directors by two, and the new directors will be elected at an annual or special meeting of shareholders called by our board of directors, subject to its fiduciary duties, at the request of the holders of at least 25% of the shares of Mandatory Convertible Preferred Stock or of any other series of voting preferred stock (provided that if such request is not received at least 90 calendar days before the date fixed for the next annual or special meeting of the shareholders, such election shall be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, so long as the holders of Mandatory Convertible Preferred Stock continue to have such voting rights.

As used in this section, “voting preferred stock” means any class or series of our capital stock ranking on parity with the Mandatory Convertible Preferred Stock upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Mandatory Convertible Preferred Stock and such other voting preferred stock voted.

If and when all accumulated and unpaid dividends have been paid in full, or declared and a sum sufficient for such payment shall have been set aside (a “nonpayment remedy”), the holders of Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time with or without cause by the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Mandatory Convertible Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate (x) the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) that requires listed or quoted companies to have a majority of independent directors or (y) the portion of our Corporate Governance Principles and Director Independence Standards, each as in effect on the date of this prospectus supplement, that requires us to have at least 75% independent directors.

The Mandatory Convertible Preferred Stock will have certain other voting rights with respect to certain amendments to our Amended and Restated Certificate of Incorporation or the certificate of designations establishing the terms of the Mandatory Convertible Preferred Stock or certain other transactions as described in such certificate of designations.

The foregoing information concerning the Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of the certificate of designations establishing the terms of the Mandatory Convertible Preferred Stock, a copy of which has been or will be incorporated by reference as an exhibit into the registration statement of which this prospectus supplement and the accompanying prospectus form a part and which may be obtained as described under the section titled “Where You Can Find More Information” in the accompanying prospectus. In addition, a description of the proposed Mandatory Convertible Preferred Stock is set forth in the separate prospectus supplement related to the Depositary Shares Offering.

This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any of the Depositary Shares or the Mandatory Convertible Preferred Stock being offered in the Depositary Shares Offering. Any such offering is only being made by the separate prospectus supplement related to the Depositary Shares Offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is subject to, and is qualified in its entirety by reference to the provisions of our Amended and Restated Certificate of Incorporation (the “Charter”) and our by-laws, as amended and restated (the “By-Laws”). The total number of shares of capital stock authorized by the Charter is 1,220,000,000, consisting of 1,200,000,000 shares of common stock, par value $5.00 per share and 20,000,000 shares of preferred stock, par value $1.00 per share. Holders of common stock are entitled to receive such dividends as may be declared by Boeing’s Board of Directors out of legally available funds, and are entitled to share pro rata in any distributions to shareholders, subject to the preferences of any preferred stock which may be issued and to restrictions contained in agreements to which we are a party. No preemptive, conversion or redemption rights or sinking funds provisions are applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. All holders of the common stock are entitled to one vote per share on all matters to be voted on by Boeing shareholders, including the election of directors. Shareholders do not have cumulative voting rights in election of directors. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at a shareholders’ meeting is required for shareholder action, except for (1) the election of directors, in which case a nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (except in the case of a contested election in which case the candidates receiving the greatest number of votes are elected as directors) and (2) amendments to the provisions in the By-Laws related to compensation and removal of officers, which require the approval of a majority of the outstanding shares entitled to vote for the election of directors.

The Charter authorizes the Board of Directors, without any further approval, to (1) divide the preferred stock into series, (2) designate each such series, (3) fix and determine dividend rights, (4) determine the price, terms and conditions on which shares of preferred stock may be redeemed, (5) determine the amount payable to holders of preferred stock in the event of voluntary or involuntary liquidation, (6) determine any sinking fund provisions, and (7) establish any voting, preemption or conversion privileges.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES FOR NON-U.S. HOLDERS OF COMMON STOCK

The following is a summary of the material United States federal income tax consequences to non-U.S. holders (as defined below) relating to the purchase, ownership and disposition of common stock to be sold in this offering, but does not purport to be a complete analysis of all potential tax considerations to non-U.S. holders of common stock. This summary is based on the provisions of the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.

This discussion is limited to non-U.S. holders that will hold common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a non-U.S. holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income. This discussion also does not address the tax consequences arising under the laws of any non-U.S., state, or local jurisdiction or any aspect of U.S. federal tax law other than income taxation (such as U.S. federal gift and estate tax laws). In addition, this discussion does not address consequences relevant to non-U.S. holders subject to particular U.S. federal income tax laws, including, without limitation:

•	persons who own, or are deemed to own, more than 5% of our common stock (except to the extent specifically set forth below);

•	U.S. expatriates and certain former citizens or long-term residents of the United States;

•	persons subject to the alternative minimum tax;

•	persons holding common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, regulated investment companies, real estate investment trusts or financial institutions;

•	brokers, dealers or traders in securities, commodities or currencies;

•	“controlled foreign corporations,” “passive foreign investment companies” or corporations that accumulate earnings to avoid U.S. federal income tax;

•	a person required to accelerate recognition of any item of gross income with respect to the shares of common stock as a result of such income being recognized on an applicable financial statement;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and the investors therein;

•	tax-exempt organizations or governmental organizations or agencies or instrumentalities thereof;

•	persons deemed to sell common stock under the constructive sale provisions of the Code;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

•	persons who hold or receive common stock as compensation or pursuant to the exercise of any employee stock option; and

•	tax-qualified retirement plans.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level.

Accordingly, partnerships holding common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT INTENDED AS TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON STOCK IN LIGHT OF THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION (INCLUDING THE JURISDICTION OF THE HOLDER’S RESIDENCE) OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “non-U.S. holder” is any beneficial owner of common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (ii) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

Distributions

Distributions of cash or property (other than certain pro rata distribution of our shares) on common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will constitute a non-taxable return of capital and be applied against and reduce a non-U.S. holder’s adjusted tax basis in its common stock, but not below zero. Any remaining excess will be treated as capital gain and will be treated as described under the heading “—Sale or Other Taxable Disposition” below.

Subject to the discussion below on backup withholding and payments made to certain foreign accounts, dividends paid to a non-U.S. holder of common stock that are not effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States will generally be subject to withholding of U.S. federal income tax at a rate of 30% of the gross amount of the dividends (or such lower rate as may be specified by an applicable income tax treaty). Dividends paid to a non-U.S. holder that are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such non-U.S. holder maintains in the United States) are generally exempt from withholding of U.S. federal income tax. To claim the benefit of a tax treaty or an exemption from withholding because the dividends are effectively connected with the conduct of a trade or business in the United States, a non-U.S. holder must provide the applicable withholding agent with a properly executed IRS

Form W-8BEN, W-8BEN-E or W-8ECI or other applicable form or successor form, as may be applicable. These certifications must be provided to the applicable withholding agent prior to the payment of dividends and must be updated periodically. Non-U.S. holders that do not timely provide the applicable withholding agent with the required certification, but that qualify for a reduced rate or exemption under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Any such “effectively connected” dividends will be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates applicable to U.S. persons. In addition, a non-U.S. holder that is or is treated as a corporation for U.S. federal income tax purposes may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year that are attributable to such dividends, as adjusted for certain items.

Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below on backup withholding and payments made to certain foreign accounts, in general, a non-U.S. holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of common stock unless:

•

the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the non-U.S. holder maintains a permanent establishment or fixed base in the United States to which such gain is attributable);

•	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•

we are or have been a U.S. real property holding corporation (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of (1) the five-year period preceding the non-U.S. holder’s disposition of common stock and (2) the non-U.S. holder’s holding period of common stock, and, in the case where common stock is regularly traded on an established securities market, the non-U.S. holder has owned, directly or constructively, more than 5% of our outstanding common stock at any time within the shorter of the five-year period preceding the disposition of common stock or such non-U.S. holder’s holding period of common stock.

Gain described in the first bullet point above will generally be subject to U.S. federal income tax on a net income basis at the regular U.S. federal income tax rates applicable to U.S. persons. A non-U.S. holder that is a foreign corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on a portion of its effectively connected earnings and profits for the taxable year that are attributable to such gain, as adjusted for certain items.

A non-U.S. holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on any gain derived from the sale or other taxable disposition, which may generally be offset by certain U.S. source capital losses of the non-U.S. holder (even though the individual is not considered a resident of the United States), provided the non-U.S. holder timely files U.S. federal income tax returns with respect to such losses.

If the third bullet point above applies to a non-U.S. holder, gain recognized by such non-U.S. holder on the sale or other taxable disposition of common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of common stock from such non-U.S. holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We currently believe we are not, and we do not anticipate becoming, a USRPHC, although no assurances can be given in this regard.

Non-U.S. holders should consult their tax advisors regarding the application of particular rules to the determination of 5%-or-less ownership and potentially applicable income tax treaties that may provide for different rules.

Backup Withholding and Information Reporting

A non-U.S. holder generally will not be subject to backup withholding (currently at a 24% rate) with respect to payments of dividends on common stock we make to the non-U.S. holder, provided the applicable withholding agent does not have actual knowledge or reason to know such non-U.S. holder is a U.S. person and the non-U.S. holder certifies under penalties of perjury its non-U.S. status, generally by providing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or other applicable certification (or applicable successor form), or otherwise establishes an exemption. However, information returns will be filed with the IRS in connection with any distributions on common stock paid to the non-U.S. holder, regardless of whether any tax was actually withheld. Copies of these information returns may also be made available under the provisions of a specific treaty or agreement to the tax authorities of the country in which the non-U.S. holder resides or is established.

Information reporting and backup withholding may apply to the proceeds of a sale or other taxable disposition of common stock within the United States, and information reporting may (although backup withholding generally will not) apply to the proceeds of a sale or other taxable disposition of common stock outside the United States conducted through certain U.S.-related financial intermediaries, in each case, unless the non-U.S. holder certifies under penalty of perjury that it is a non-U.S. person, generally by providing an IRS Form W-8BEN, W-8-BEN-E, W-8ECI or other applicable form or successor form (and the payor does not have actual knowledge or reason to know that such non-U.S. holder is a U.S. person) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code, and the U.S. Treasury Regulations and other administrative guidance issued thereunder, commonly referred to as “FATCA,” generally impose a U.S. federal withholding tax of 30% on dividends on, and, subject to the proposed Treasury regulations discussed below, the gross proceeds from a sale or other disposition of, stock in a U.S. corporation paid to (i) a “foreign financial institution” (as specifically defined for this purpose), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities certain information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise qualifies for an exemption from these rules, or (ii) a “non-financial foreign entity” (as defined in the Code), unless such entity provides the withholding agent with either a certification that it does not have any direct or indirect “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying, and information regarding, such substantial United States owners, or otherwise qualifies for an exemption from these rules. An intergovernmental agreement between the U.S. and the non-U.S. holder’s country of residence may modify the requirements described in this paragraph.

U.S. Treasury Regulations proposed in December 2018 eliminate possible FATCA withholding on the gross proceeds from a sale or other disposition of our common stock and may be relied upon by taxpayers until final regulations are issued.

We will not pay additional amounts or “gross up” payments to non-U.S. holders as a result of any withholding or deduction for taxes imposed under FATCA. Under certain circumstances, certain non-U.S. holders might be eligible for refunds or credits of such taxes. Investors are encouraged to consult with their tax advisors regarding the implications of FATCA to their particular circumstances.

UNDERWRITING

We and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table. Goldman Sachs & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are the representatives of the underwriters.

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
BofA Securities, Inc.
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Wells Fargo Securities, LLC
BNP Paribas Securities Corp.
Deutsche Bank Securities Inc.
Mizuho Securities USA LLC
Morgan Stanley & Co. LLC
RBC Capital Markets, LLC
SMBC Nikko Securities America, Inc.

Total

The underwriters are committed to take and pay for all of the shares being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

The underwriters have an option to buy up to an additional    shares from us to cover sales by the underwriters of a greater number of shares than the total number set forth in the table above. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above.

The following table shows the per share and total underwriting discounts to be paid to the underwriters by us. Such amounts are shown assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	No Exercise	Full Exercise
Per Share	$	$
Total	$	$

Shares sold by the underwriters to the public will initially be offered at the public offering price set forth on the cover of this prospectus. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $    per share from the public offering price. After the initial offering of the shares, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

We have agreed that we will not, without the prior written consent of Goldman Sachs & Co. LLC for a period of 90 days after the date of this prospectus supplement, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, other than the shares offered and sold pursuant to this prospectus supplement. The restrictions described above do not apply to (i) the issuance of shares of common stock or securities convertible into or exercisable for shares of common stock pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), (ii) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of common stock or securities convertible into or exercisable or exchangeable for shares of common stock (whether upon the exercise of stock options or otherwise) to our employees, officers, directors, advisors, or consultants pursuant to the terms of an equity compensation plan in effect as of the closing date of this offering, (iii) contributions of shares of common stock to our 401(k) plan in effect as of the closing date of this offering, (iv) issuance of shares of common stock pursuant to the terms of our qualified and nonqualified retirement plans in effect as of the closing date of this offering, (v) the issuance of up to 5% of the outstanding shares of common stock, or securities convertible into, exercisable for, or which are otherwise exchangeable for, common stock, immediately following the closing date of this offering, in acquisitions or other similar strategic transactions, (vi) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to any plan or any assumed benefit plan pursuant to an acquisition or similar strategic transaction, (vii) the issuance of shares of common stock pursuant to the Agreement and Plan of Merger, dated June 30, 2024, among us, Spirit AeroSystems Holdings, Inc. and Sphere Acquisition Corp., and the filing of any registration statement on Form S-4 or any amendment or supplement thereto relating to such shares of common stock, and (viii) the Depositary Shares that may be issued pursuant to the Depositary Shares Offering and the Mandatory Convertible Preferred Stock in respect thereof, and any shares of common stock issued upon conversion of, or issued and paid as a dividend on, such Mandatory Convertible Preferred Stock.

Our directors and certain officers have agreed that they will not, without the prior written consent of Goldman Sachs & Co. LLC for a period of 90 days after the date of this prospectus supplement, (i) offer, sell, contract to sell, pledge, grant any option, right or warrant to purchase, purchase any option or contract to sell, lend or otherwise transfer or dispose of any shares of common stock, or any options or warrants to purchase any shares of common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of common stock (collectively, the “lock-up securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of common stock or other securities, in cash or otherwise, (iii) make any demand for or exercise any right with respect to the registration of any lock-up securities or (iv) otherwise publicly announce any intention to engage in or cause any action, activity, transaction or arrangement described in clause (i), (ii) or (iii) above. The restrictions described above do not apply to (i) transfers (A) as one or more bona fide gifts or charitable contributions, or for bona fide estate planning purposes, (B) upon death by will, testamentary document or intestate succession, (C) to any member of such person’s immediate family or to any trust for the direct or indirect benefit of such person or the immediate family of such person, (D) to a partnership, limited liability company or other entity of which such person and the immediate family of such person are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (E) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (A) through (D) above, (F) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (G) to us upon death, disability or termination of employment, (H) in connection with a sale of securities acquired in open market transactions after the closing date of this offering, (I) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of common stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the restricted period or in connection with the conversion of convertible securities, provided that any securities received upon such vesting, settlement, exercise or conversion will be subject to the restrictions in the first sentence of this paragraph, or (J) pursuant to the provisions of any of our policies with respect to the recoupment of incentive-based compensation, provided that in the case of clauses (A) through (E) above, the donee, devisee, transferee or distributee will sign and deliver a lock up agreement, (ii) entry into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, provided that none of the securities subject to such plan may be transferred, sold or otherwise disposed of until after the expiration of the restricted period, (iii) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by our board of directors and made to all holders of our capital stock involving a change of control transaction.

Goldman Sachs & Co. LLC, in its sole discretion, may release the common stock and other securities subject to the lock-up agreements described above in whole or in part at any time. Sales of a substantial number of securities upon expiration or early release of the lock-up or the perception that such sales may occur could cause our market price of our securities to fall or make it more difficult for investors to sell our securities.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

Our common stock is listed on the NYSE under the symbol “BA.”

We estimate that our offering expenses, excluding underwriting discounts, will be approximately $     million. PJT Partners LP is acting as financial advisor to us in connection with this offering and will receive a fee upon the completion of this offering. PJT Partners LP is not acting as an underwriter under the underwriting agreement and will not offer or sell any securities in this offering.

In connection with this offering, the underwriters may purchase and sell shares of common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on NYSE, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the underwriters and their respective affiliates have provided, and may in the future provide, a variety of these services to us and to persons and entities with relationships with us, for which they received or will receive customary fees and expenses. In particular, the representatives and/or their affiliates act as lenders, administrative agents, bookrunners and/or arrangers under our credit agreements, including our $10 billion supplemental credit agreement referred to in the section titled “Use of Proceeds.” The underwriters are also underwriters in the Depositary Shares Offering.

In the ordinary course of their various business activities, the underwriters and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to our assets, securities and/or instruments (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. The underwriters and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Depositary Shares Offering

Concurrently with this offering, we are offering 100,000,000 Depositary Shares, pursuant to a separate prospectus supplement. We have also granted the underwriters of the Depositary Shares Offering a 30-day option to purchase up to 15,000,000 additional Depositary Shares, solely to cover over-allotments, if any. The closing of this offering is not conditioned upon the closing of the Depositary Shares Offering, and the closing of the Depositary Shares Offering is not conditioned upon the closing of this offering, so it is possible that this offering occurs and the Depositary Shares Offering does not occur, and vice versa. We cannot assure you that the Depositary Shares Offering will be completed on the terms described herein, or at all. See the section titled “Concurrent Depositary Shares Offering.”

Selling Restrictions

Canada

The securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant State”), no securities have been offered or will be offered to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any securities or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any securities being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the securities acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any securities to the public other than their offer or resale in a Relevant State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

No securities have been offered or will be offered to the public in the United Kingdom prior to the publication of a prospectus in relation to the securities which has been approved by the Financial Conduct Authority or is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provisions in Article 74 (transitional provisions) of the Prospectus Amendment etc. (EU Exit) Regulations 2019/1234, except that the securities may be offered to the public in the United Kingdom at any time:

(a) to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of underwriters for any such offer; or

(c) in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”);

provided that no such offer of the securities shall require the Company or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the securities in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Switzerland

This prospectus does not constitute an offer to the public or a solicitation to purchase or invest in any securities. No securities have been offered or will be offered to the public in Switzerland, except that offers of securities may be made to the public in Switzerland at any time under the following exemptions under the Swiss Financial Services Act (“FinSA”): (a) to any person which is a professional client as defined under the FinSA; (b) to fewer than 500 persons (other than professional clients as defined under the FinSA), subject to obtaining the prior consent of representatives for any such offer; or (c) in any other circumstances falling within Article 36 FinSA in connection with Article 44 of the Swiss Financial Services Ordinance; provided that no such offer of securities shall require the Company or any underwriter to publish a prospectus pursuant to Article 35 FinSA.

The securities have not been and will not be listed or admitted to trading on a trading venue in Switzerland.

Neither this document nor any other offering or marketing material relating to the securities constitutes a prospectus as such term is understood pursuant to the FinSA and neither this document nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Japan

The securities have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the securities nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of

Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Hong Kong

The securities have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong) (the “CO”) or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the securities has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (a) to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA; (b) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA and in accordance with the conditions specified in Section 275 of the SFA; or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is (i) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the securities pursuant to an offer made under Section 275 of the SFA except: (i) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 276(4)(c)(ii) of the SFA; (ii) where no consideration is or will be given for the transfer; (iii) where the transfer is by operation of law; (iv) as specified in Section 276(7) of the SFA; or (v) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.

Singapore SFA Product Classification—In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of the securities, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the securities are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Australia

This prospectus does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”); has not been, and will not be, lodged with the Australian

Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act (“Exempt Investors”).

The securities may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the securities may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any securities may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the securities, you represent and warrant to us that you are an Exempt Investor.

As any offer of securities under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the securities, you undertake to us that you will not, for a period of 12 months from the date of issue of the securities, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Dubai International Financial Centre (“DIFC”)

This prospectus relates to an Exempt Offer in accordance with the Markets Law, DIFC Law No. 1 of 2012, as amended. This document is intended for distribution only to persons of a type specified in the Markets Law, DIFC Law No. 1 of 2012, as amended. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority (“DFSA”) has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this prospectus, you should consult an authorized financial advisor.

In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, and any offer of the securities is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (the “Addendum”) to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS

Certain legal matters with respect to the offering of our common stock will be passed upon for Boeing by Kirkland & Ellis LLP, Chicago, Illinois. Certain legal matters with respect to the offering of our common stock will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The consolidated financial statements of The Boeing Company and subsidiaries as of December 31, 2023 and 2022, and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Prospectus, and the effectiveness of The Boeing Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information for the periods ended March 31, 2024 and 2023, June 30, 2024 and 2023, and September 30, 2024 and 2023 which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024, and September 30, 2024 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

PROSPECTUS

THE BOEING COMPANY

$25,000,000,000

Senior Debt Securities

Subordinated Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Stock Purchase Contracts

Stock Purchase Units

The Boeing Company may offer from time to time, in one or more offerings, any combination of (1) its senior debt securities, (2) its subordinated debt securities (3) its common stock, including for issuance upon the conversion features, if any, of debt securities, (4) its preferred stock, which may be issued in one or more series, (5) depositary shares representing preferred stock, (6) stock purchase contracts or (7) stock purchase units. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $25,000,000,000.

We will provide the specific terms of any offering of these securities in a supplement to this prospectus. The applicable prospectus supplement will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should carefully read this prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference herein or therein, before you make an investment decision.

We may sell these securities on a continuous or delayed basis, directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth their names and any applicable commissions or discounts.

Our common stock is listed on the New York Stock Exchange under the symbol “BA.” On October 14, 2024, the closing sale price of our common stock was $148.99.

Investing in our securities involves risks. You should carefully consider the information set forth under “Risk Factors” on page 3 of this prospectus before making an investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 22, 2024.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission (the “SEC”). By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell up to $25,000,000,000 of the securities described in this prospectus.

Each time we use this prospectus to offer securities, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also supplement, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus, any related prospectus supplement or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the date of the document.

To understand the terms of the securities described in this prospectus, you should carefully read any applicable prospectus supplement. You should also read the documents we have referred you to under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below for information about us. The shelf registration statement, including the exhibits thereto, can be read at the SEC’s website as described under “Where You Can Find More Information.”

The terms “Boeing,” “we,” “us,” and “our” as used in this prospectus refer to The Boeing Company. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

THE BOEING COMPANY

The Boeing Company is one of the world’s major aerospace firms and a leading manufacturer of commercial airplanes and defense, space and security systems. Our products and tailored services include commercial and military aircraft, satellites, weapons, electronic and defense systems, launch systems, advanced information and communication systems, and performance-based logistics and training. We are organized based on the products and services we offer. We operate in three reportable segments:

•	Commercial Airplanes;

•	Defense, Space & Security; and

•	Global Services.

The Boeing Company was originally incorporated in the State of Washington in 1916 and reincorporated in Delaware in 1934. Our principal executive offices are located at 929 Long Bridge Drive, Arlington, Virginia 22202 and our telephone number is (703) 465-3500. We maintain a website at www.boeing.com. We have not incorporated by reference into this prospectus the information on our website, and you should not consider it to be a part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. Before making an investment decision, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus or any prospectus supplement, including the risk factors incorporated by reference from our most recent annual report on Form 10-K, as updated by our quarterly reports on Form 10-Q, current reports on Form 8-K and other filings we make with the SEC. These risks could materially adversely affect our business, financial condition, results of operations, cash flows or prospects. You could lose all or part of your investment. See “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” below.

FORWARD-LOOKING STATEMENTS

Certain statements in or incorporated by reference in this prospectus and any prospectus supplement are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “anticipates,” “believes,” “cause,” “continue,” “could,” “depend,” “develop,” “estimates,” “expects,” “forecasts,” “goal,” “guidance,” “have,” “impact,” “implement,” “increase,” “intends,” “lead,” “maintain,” “may,” “might,” “plans,” “potential,” “possible,” “projects,” “reduce,” “remain,” “result,” “scheduled,” “seek,” “should,” “targets,” “will,” “would” and other similar words or expressions, or the negative thereof. The absence of such words or expressions does not necessarily mean the statements are not forward-looking. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact.

Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to numerous assumptions, risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Information concerning factors that could cause actual results to differ from those in our forward-looking statements is contained under “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2023 and our quarterly report on Form 10-Q for the quarter ended June 30, 2024, each of which is incorporated in this prospectus by reference (and in any of our annual reports on Form 10-K and quarterly reports on Form 10-Q for subsequent periods that are so incorporated). Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise, except as required by law.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the net proceeds from the sale of the securities to which this prospectus relates will be used for general corporate purposes. General corporate purposes may include, among other things, repayment of debt, additions to working capital, capital expenditures, and funding and investments in our subsidiaries. Net proceeds may be temporarily invested prior to use.

DESCRIPTION OF DEBT SECURITIES

We may offer any combination of senior debt securities, subordinated debt securities and debt securities that are convertible into our common stock. Senior debt securities will be issued under the senior indenture dated February 1, 2003 between us and The Bank of New York Mellon Trust Company, N.A., as successor to JPMorgan Chase Bank, or any successor trustee, as amended from time to time. Subordinated debt securities will be issued under a separate subordinated indenture to be entered into between us and The Bank of New York Mellon Trust Company, N.A. or a trustee or trustees identified in the prospectus supplement. The indentures are filed as exhibits to the registration statement of which this prospectus is a part.

The following description relates generally to every series of debt securities. The prospectus supplement will describe the particular terms of any debt securities we may offer. The following summaries of the debt securities and the indentures are incomplete and may not include all the information that is important to you. We urge you to read the indentures and the description of the debt securities included in the prospectus supplement. If any information in the prospectus supplement differs from the general terms described below, you should rely on the information in the prospectus supplement with respect to the particular debt securities being offered.

General

The debt securities will be unsecured general obligations of The Boeing Company. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated to all of our existing and future senior indebtedness as described below under “Subordination.” Neither indenture limits the amount of debt securities that may be issued thereunder. The indentures allow us to issue debt securities from time to time in one or more series with varying maturities, at par or at a discount. The indentures also give us the ability to reopen a previous issue of a series of debt securities and issue additional debt securities of such series.

You should refer to the prospectus supplement applicable to the debt securities for which this prospectus is being delivered with respect to additional terms such as the following:

•	the title of the debt securities being offered and whether they are senior debt securities or subordinated debt securities;

•	the aggregate principal amount and the denominations in which the debt securities are being offered;

•	the date or dates on which the principal of the debt securities is scheduled to become due, or the method by which this date or these dates will be determined or extended;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, or the formula by which the interest will be calculated;

•	the date or dates from which interest on the debt securities will accrue, and the method by which such interest will be paid;

•	the place or places of payments on the debt securities;

•

the place or places where the debt securities may be surrendered for exchange, and notices or demands in respect of the debt securities may be served and any registered securities may be surrendered for registration of transfer;

•	the terms and conditions, if any, upon which we may redeem the debt securities prior to their stated maturity;

•	any obligation by us to redeem, purchase or repay the debt securities at the option of the holder;

•	any provisions for the establishment of a sinking, purchase or other similar fund, if any;

•

the denominations in which the debt securities will be issued, if other than minimum denominations of $2,000 or any integral multiple of $1,000 above the minimum denomination in the case of registered securities issued in certificated form;

•	any provisions modifying the defeasance and covenant defeasance provisions;

•	whether the debt securities will be issued in whole or in part in the form of a global certificate;

•

any provisions for the payment of specified taxes, assessments or other governmental charges to non- United States persons or option to redeem the affected debt securities in lieu of making such payments;

•

the currency, currencies or currency unit or composite currency in which the debt securities will be denominated and/or in which the principal, premium, if any, or interest on the debt securities will be payable, and any index used to determine the amount of principal, premium, if any, or interest on such debt securities;

•

any deletions from, modifications of or additions to the events of default or covenants applicable to such debt securities, whether or not consistent with the events of default or covenants contained in the indenture as originally executed;

•	any conversion features; and

•	any other terms of the debt securities.

Form, Exchange, Registration and Transfer

The debt securities of a series may be issued in fully registered form. The debt securities of a series may be issuable in permanent global form. The debt securities may be presented for exchange and registration of transfer at the offices of the trustee maintained for that purpose as indicated in the applicable prospectus supplement. The debt securities may also be submitted to transfer agents designated by us in the applicable prospectus supplement. The transfer or exchange will be effected when the trustee or authorized transfer agent is satisfied with the documents of title and the identity of the person making the request. At a minimum, we will establish transfer agents, in the case of registered securities, in each place where payments can be made with respect to such series. Additional transfer agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any transfer agent or to approve a change in the location through which any transfer agent acts. While there will be no service charge for any registration of transfer or exchange of the debt securities, we may require payment of an amount sufficient to cover any taxes and other governmental charges associated with such registration.

If only part of a series of outstanding debt securities is to be called for redemption, we will not be required to (1) register the transfer or exchange of the debt securities of the series to be redeemed from 15 days before the date notice is given identifying the serial numbers of the debt securities to be redeemed and ending at the close of business on the day of sending of the notice of redemption, if the debt securities of such series are issuable only as registered securities; or (2) register the transfer or exchange of any registered security called for redemption except for the portion, if any, that is not being redeemed.

Interest and Interest Rates

Unless otherwise specified in a prospectus supplement or a term sheet, each debt security will begin to accrue interest from the date it is originally issued or from a specified date.

Each interest payment on a debt security will include interest accrued from, and including, the issue date, a specified date or the last interest payment date, as the case may be, to but excluding the applicable interest payment date or the maturity date of the security.

Interest on the debt securities denominated in U.S. dollars will be paid by check mailed on an interest payment date other than a maturity date to the persons entitled thereto to the addresses of such holders as they appear in the security register or, at our option, by wire transfer to a bank account maintained by the holder. The principal of, premium, if any, and interest on debt securities denominated in U.S. dollars, together with interest accrued and unpaid thereon, due on the maturity date will be paid in immediately available funds upon surrender of such debt securities at the corporate trust office of the applicable trustee, or, at our option, by wire transfer of immediately available funds to an account with a bank designated at least 15 calendar days prior to the maturity date by the applicable registered holder, provided the particular bank has appropriate facilities to receive these payments and the particular debt security is presented and surrendered at the office or agency maintained by us for this purpose.

The prospectus supplement for the debt securities will specify the interest rate. Unless otherwise specified, interest will be computed on the basis of a 360-day year comprised of twelve 30-day months and will be payable semiannually in arrears on dates specified in the applicable prospectus supplement. If the stated maturity date, any redemption date or any repayment date (together referred to as the “Maturity Date”) or an interest payment date for any fixed rate note is not a business day, principal of, premium, if any, and interest on that security will be paid on the next business day, and no interest will accrue from and after the Maturity Date or interest payment date. Interest on debt securities will be paid to holders of record as of each regular record date. Unless otherwise specified in a prospectus supplement, a “regular record date” will be the fifteenth calendar day (whether or not a business day) preceding the applicable Interest Payment Date.

Payment

We will make payments of principal, premium, if any, and interest, if any, on registered securities at the offices of the agent or agents designated by us to make such payments. We may also make payments of interest, at our option, by check mailed to the address of the person appearing on the securities register maintained by the trustee or by wire transfer to the account of the person appearing on such register. Unless otherwise indicated in the applicable prospectus supplement, we will make payments of interest due on the registered securities to the holder of record as it appears on the register maintained by the trustee at the close of business on the date established for making such determination.

We will designate the trustee as our sole paying agent for debt securities issuable solely as registered securities. Additional paying agents may be designated in the prospectus supplement or otherwise from time to time and we reserve the right to rescind the designation of any paying agent or to approve a change in the location through which any paying agent acts.

Any moneys we pay to a paying agent for the payment of principal, premium, or interest on the debt securities which remains unclaimed at the second anniversary of the date such payment was due will be returned to us and thereafter holders of debt securities shall look only to us, as general unsecured creditors, for payment.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, the notes will be issued in the form of one or more fully registered global securities which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York (the “Depositary” or “DTC”) and registered in the name of Cede & Co., the Depositary’s nominee. Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary.

Investors may elect to hold interests in the global securities through the Depositary, if they are participants in such systems, or indirectly through organizations which are participants in such systems. Except as described below, the global securities may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

So long as the Depositary or its nominee is the registered owner of the global securities, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by the global securities for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global securities will not be entitled to have notes represented by the global securities registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form, and will not be considered the owners or holders thereof under the indenture.

Principal and interest payments on notes registered in the name of the Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the global securities. None of The Boeing Company, the trustee, any paying agent, or registrar for the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global securities or for maintaining, supervising, or reviewing any records relating to those beneficial interests.

We expect that the Depositary or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global securities as shown on the records of the Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in the global securities held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in “street name.” The participants are responsible for the standing instructions and customary practices governing beneficial interests.

The Depositary and the direct and indirect participants will send notices and communications to direct and indirect participants and beneficial owners, as the case may be, in accordance with the arrangements governing their relationships, subject to any statutory or regulatory requirements as may be in effect from time to time.

DTC has provided us the following information: DTC is a limited-purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues and money market instruments that DTC’s participants, referred to as “direct DTC participants,” deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts, thereby eliminating the need for physical movement of certificates. Direct DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which is owned, in part, by a number of direct DTC participants. Indirect access to the DTC system is also available to others, referred to as “indirect DTC participants,” for example, securities brokers and dealers, banks, trust companies and clearing corporations, that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly. DTC rules applicable to direct and indirect participants are on file with the SEC.

Beneficial interests in a global security will be shown on, and transfers of beneficial interests in the global security will be made only through, records maintained by DTC and its participants, both direct and indirect. When you purchase debt securities through the DTC system, the purchases must be made by or through a direct DTC participant, which will receive credit for the debt securities in its account on DTC’s records. When you actually purchase the debt securities, you will become their beneficial owner. Your ownership interest will be recorded only on the direct or indirect DTC participants’ records. DTC will have no knowledge of your individual ownership of the debt securities. DTC’s records will show only the identity of the direct DTC participants and the amount of the debt securities held by or through them. You will not receive a written confirmation of your purchase or sale or any periodic account statement directly from DTC. You should instead receive these confirmations and account statements from the direct or indirect DTC participant through which you purchase the debt securities. The direct or indirect DTC participants are responsible for keeping accurate account of the holdings of their customers. The trustee will wire payments on the debt securities to the DTC nominee that is the registered holder of the debt securities. The trustee and we will treat DTC or its nominee as the owner of each global security for all purposes. Accordingly, the trustee, any paying agent and we will have no direct responsibility or liability to pay amounts due on a global security to you or any other beneficial owners in that global security. Any redemption notices will be sent by us directly to DTC, which will, in turn, inform the direct or indirect DTC participants, which will then contact you as a beneficial holder.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers between direct DTC participants on whose behalf it acts with respect to the debt securities and is required to receive and transmit distributions of principal of and premium, if any, and interest on the debt securities. Direct and indirect DTC participants with which investors have accounts with respect to the debt securities similarly are required to make book-entry transfers and receive and transmit payments on behalf of their respective investors.

As DTC can only act on behalf of direct DTC participants, who in turn act on behalf of indirect DTC participants and certain banks, the ability of a person having a beneficial interest in a security held in DTC to transfer or pledge that interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of that interest, may be affected by the lack of a physical certificate representing that interest. The laws of some states of the United States require that certain persons take physical delivery of securities in definitive form in order to transfer or perfect a security interest in those securities. Consequently, the ability to transfer beneficial interests in a security held in DTC to those persons may be limited.

DTC has advised us that it will take any action permitted to be taken by a holder of debt securities under the terms and conditions of the debt securities (including, without limitation, the presentation of debt securities for exchange) only at the direction of one or more of the direct DTC participants to whose accounts with DTC interests in the relevant debt securities are credited, and only in respect of the portion of the aggregate principal amount of the debt securities as to which that direct DTC participant or those direct DTC participants has or have given the direction. However, in certain circumstances described below, DTC will exchange the global securities held by it for certificated debt securities, which it will distribute to the direct DTC participants.

It is DTC’s current practice, upon receipt of any payment of distributions or liquidation amounts, to proportionately credit direct DTC participants’ accounts on the payment date based on their holdings of the relevant securities. In addition, it is DTC’s current practice to pass through any consenting or voting rights to such direct DTC participants by using an omnibus proxy. Consequently, those direct DTC participants should, in turn, make payments to and solicit votes from you, the ultimate owner of debt securities, based on their customary practices. Payments to you with respect to your beneficial interest in any debt securities will be the responsibility of the direct and indirect DTC participants and not of DTC, the trustee or us.

Individual certificates in respect of the notes will be issued in exchange for the global securities only if:

•

DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the global securities, or ceases to be a clearing agency registered under the Exchange Act, and a successor clearing system is not appointed by us within 90 days after we receive such notice from DTC or upon our becoming aware that DTC is no longer so registered; or

•

we determine not to have the notes represented by a global security and notify the trustee of our decision. In the event that individual certificates are issued, holders of the notes will be able to receive payments (including principal and interest) on the notes and effect transfer of the notes at the offices of our paying agent, The Bank of New York Mellon Trust Company, N.A.

Title to book-entry interests in the notes will pass by book-entry registration of the transfer within the records of DTC in accordance with their respective procedures. Book-entry interests in the notes may be transferred within DTC in accordance with procedures established for this purpose by DTC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof. Furthermore, DTC has no obligation to perform or continue to perform the procedures described herein, and any of the procedures may change or be discontinued at any time.

Optional Redemption, Repayment and Repurchase

If specified in a prospectus supplement, at any time and from time to time prior to the applicable date specified in such accompanying prospectus supplement (any such date, a “Par Call Date” with respect to the applicable series of debt securities), we may redeem the debt securities in whole or in part, at our option, for cash, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

•

the sum of the present values of the remaining scheduled payments of the principal and interest thereon discounted to the redemption date (assuming the debt securities matured on the applicable Par Call Date, if applicable with respect to such debt securities) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below) applicable to such debt securities, plus the rate specified in the applicable prospectus supplement, less interest accrued to the redemption date; and

•	100% of the aggregate principal amount of the debt securities to be redeemed;

plus, in either case, accrued and unpaid interest, if any, on the principal amount of the debt securities to be redeemed to, but excluding such redemption date.

At any time and from time to time on or after the applicable Par Call Date, the applicable series of debt securities will be redeemable at our option, in whole or in part, at a redemption price equal to 100% of the principal amount of the debt securities to be redeemed, plus accrued and unpaid interest thereon to, but excluding, the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the applicable Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the applicable Par Call Date, on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM or any successor designation or publication is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date. If there is no United States Treasury security maturing on the applicable Par Call Date, but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date, one with a maturity date preceding the applicable Par Call Date, and one with a maturity date following the applicable Par Call Date, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date. If there are two or more United States Treasury securities maturing on the applicable Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

If we issue original issue discount debt securities, which are debt securities issued at a discount from the principal amount payable on the maturity date (including zero coupon debt securities), that are identified as such in the applicable prospectus supplement, the amount payable in the event of redemption or repayment prior to its stated maturity date will be the amortized face amount on the redemption or repayment date, as the case may be. The amortized face amount of such a security will be equal to (i) the issue price specified in the applicable prospectus supplement plus (ii) that portion of the difference between the issue price and the principal amount of the note that has accrued at the yield to maturity described in the prospectus supplement (computed in accordance with generally accepted U.S. bond yield computation principles) by the redemption or repayment date.

We will send notice of any redemption at least 10 days, but not more than 60 days, before the date of redemption to each holder of the debt securities to be redeemed. If less than all of the debt securities are to be redeemed at any time, the trustee will select debt securities to be redeemed on a pro rata basis or by any other method the trustee deems fair and appropriate. Unless we default in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the debt securities or portions thereof called for redemption.

We may at any time purchase debt securities at any price in the open market or otherwise, subject to applicable law. We may hold, resell or surrender for cancellation any debt securities that we purchase.

Definitions

The following defined terms will be used in this description of the indenture covenants:

•

“attributable debt” in respect of any sale and leaseback transaction means, as of any time of determination, the lesser of (1) the sale price of the principal property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such transaction and the denominator of which is the base term of such lease and (2) the total obligation (discounted to present value at the implicit interest factor, determined in accordance with generally accepted financial practice, included in the rental payments of, if such interest factor cannot be readily determined, at a rate of interest of 10% per annum, compounded semi-annually) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such transaction.

•	“capital stock” means any and all shares, interests, participations or other equivalents (however designated) evidencing equity ownership.

•

“consolidated net tangible assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting (1) all current liabilities, excluding any current liabilities which are by their terms extendible or renewable at the option of the obligor on the liabilities to a time more than 12 months after the time as of which the amount of current liabilities is being computed, and (2) all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, all as set forth on the most recent balance sheet of The Boeing Company and its subsidiaries and computed in accordance with generally accepted accounting principles.

•	“debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

•	“lien” means any pledge, mortgage, lien, encumbrance or security interest.

•

“original issue discount security” means any debt security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof.

•

“principal property” means all real property and tangible personal property constituting a manufacturing plant located within the United States owned by The Boeing Company or a subsidiary, exclusive of (1) motor vehicles, mobile materials-handling equipment and other rolling stock, (2) office furnishings and equipment, information and electronic data processing equipment, (3) any property financed through industrial development bonds, (4) any real property held for development or sale, (5) any property the gross book value of which (including related land and improvements thereon and all machinery and equipment included therein without deduction of any depreciation reserves) is less than 15% of consolidated net tangible assets or (6) any property which our Board of Directors determines is not material to the operation of the business of The Boeing Company and its subsidiaries taken as a whole.

•

“senior indebtedness” means all of the indebtedness of, or guaranteed by, The Boeing Company for borrowed money (including the principal of, premium, if any, or interest on any such borrowed money and any commitment fees for unborrowed amounts which, if borrowed, would constitute senior indebtedness), whether currently outstanding or hereafter incurred, unless, under the instrument evidencing the same or under which the same is outstanding, it is expressly provided that such indebtedness is subordinate to other indebtedness and obligations of The Boeing Company.

•

“subordinated indebtedness” means the subordinated debt securities and all other indebtedness of, or guaranteed by, The Boeing Company whether or not outstanding on the date of the subordinated indenture, which is by the terms thereof made subordinate and junior in right of payment to all senior indebtedness.

•	“subsidiary” means any company the voting stock of which is more than 50% owned and controlled by The Boeing Company or a subsidiary of The Boeing Company.

•

“U.S. government obligations” means generally direct noncallable obligations of the United States of America for the payment of which its full faith and credit is pledged or obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America.

Maintenance of Principal Properties

The indentures provide that we will cause all of our principal properties to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment. We will cause such repairs, renewals, replacements, betterments and improvements to be made to our principal properties that, in our judgment, are required in order to continue to carry on the business conducted at our principal properties. However, the indentures do not prevent us from discontinuing the operation or maintenance or disposing of any principal property if we determine that the action is desirable.

Limitation on Liens

So long as any debt securities are outstanding under the senior indenture:

•

The Boeing Company will not itself, and will not permit any subsidiary to, create, incur, issue, assume or guarantee any debt secured by any lien on any principal property owned by The Boeing Company or any subsidiary; and

•

The Boeing Company will not itself, and will not permit any subsidiary to, create, incur, issue, assume or guarantee any debt secured by any lien on any shares of capital stock or debt of any subsidiary.

However, any of the actions described in the first two bullet points under “Limitation on Liens” above may be taken if:

•	the securities under the indenture are equally and ratably secured; or

•

the aggregate principal amount of the secured debt then outstanding plus the attributable debt of The Boeing Company and its subsidiaries in respect of sale and leaseback transactions described below involving principal properties entered into after the date when The Boeing Company first issues securities pursuant to the indenture, other than transactions that are permitted as described in the third bullet point under “Sale and Leaseback Transactions,” would not exceed 15% of consolidated net tangible assets.

This restriction on liens will not apply to debt secured by permitted liens. Therefore, for purposes of this restriction, debt secured by permitted liens will be excluded in computing secured debt. Permitted liens include:

•	liens existing as of the date when The Boeing Company first issued securities pursuant to the indenture;

•

liens existing on any property of a corporation at the time the corporation is merged into or consolidated with The Boeing Company or a subsidiary; provided the lien is not extended to any principal property immediately prior to the merger or consolidation;

•	liens existing on any property of a corporation at the time it became or becomes a subsidiary;

•	liens securing debt owing by a subsidiary to The Boeing Company or to a subsidiary;

•

liens on property to secure all or part of the cost of acquiring, substantially repairing or altering, constructing, developing or substantially improving all or any part of such property, or to secure debt incurred to provide funds for the reimbursement of funds expended for the foregoing purposes;

•

liens in connection with government contracts, including the assignment of moneys due or to become due on government contracts or to secure progress, advance or the acquisition of real or personal property from any governmental body pursuant to any contract or statute;

•

materialmen’s, carriers’, mechanics’, workmen’s, repairmen’s and other like liens arising in the ordinary course of business in respect of obligations which are not overdue or which are being contested in good faith in appropriate proceedings;

•	liens in connection with legal proceedings or arising in the ordinary course of business and not in connection with the borrowing of money; and

•	extensions, substitutions, replacements or renewals of the foregoing.

BCA Customer Finance, Inc. (formerly known as Boeing Capital Corporation) and its subsidiaries are excluded from the restrictions on liens discussed above.

Sale and Leaseback Transactions

So long as any debt securities are outstanding under the senior indenture, The Boeing Company will not, and will not permit any subsidiary to, enter into any sale and leaseback transaction after the date when The Boeing Company first issued securities pursuant to the indenture, covering any principal property, which was or is owned or leased by The Boeing Company or a subsidiary and which has been or is to be sold or transferred more than 120 days after the completion of construction and commencement of full operation of that principal property.

However, a sale and leaseback transaction of this kind will not be prohibited if:

•	the lease is for a temporary period not exceeding three years;

•

the attributable debt of The Boeing Company and its subsidiaries in respect of the sale and leaseback transaction and all other sale and leaseback transactions entered into after the date when The Boeing Company first issued securities pursuant to the indenture (other than sale and leaseback transactions that are permitted as described in the other bullet points of this paragraph), plus the aggregate principal amount of debt secured by liens on principal properties then outstanding (not otherwise permitted or excepted) without equally and ratably securing the indenture securities, would not exceed 15% of consolidated net tangible assets;

•

an amount equal to the net proceeds of the sale or transfer (but not in excess of the net book value) of the principal property sold or transferred (as determined by The Boeing Company) is applied within 180 days to the voluntary retirement of the indenture securities or other indebtedness of The Boeing Company (other than indebtedness subordinated to the indenture securities) or indebtedness of a subsidiary, for money borrowed, maturing more than 12 months after the voluntary retirement;

•	the rent payable under the lease is to be reimbursed under a contract with the government of the United States or any instrumentality or agency thereof; or

•	the lease is with The Boeing Company or another subsidiary.

BCA Customer Finance, Inc. (formerly known as Boeing Capital Corporation) and its subsidiaries are excluded from the restrictions on sale and leaseback transactions discussed above.

Merger and Sales of Assets

Under each of the indentures, we may consolidate or merge with or into any other corporation, and we may convey, transfer or lease all or substantially all of our properties or assets to another person provided that:

•

the corporation formed by such consolidation or into which The Boeing Company is merged or the person which acquires by conveyance or transfer, or which leases, the properties and assets of The Boeing Company substantially as an entirety shall be a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and if such corporation is not The Boeing Company, shall expressly assume, by an indenture supplement, executed and delivered to the trustee, in form satisfactory to the trustee, the due and punctual payment of the principal of, premium, if any, and interest (including all additional amounts, if any) on all the debt securities and the performance of every covenant of the respective indenture on the part of The Boeing Company to be performed or observed;

•

immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of The Boeing Company or a subsidiary as a result of such transaction as having been incurred by The Boeing Company or a subsidiary at the time of such transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

•

The Boeing Company has delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation (if the corporation formed by such consolidation is not The Boeing Company), merger, conveyance, transfer or lease and such supplemental indenture comply with the terms of the respective indentures and that all conditions precedent therein provided for relating to such transaction shall have been complied with.

Events of Default, Notice and Waiver

The following events, with respect to the debt securities of a series are defined in the indentures as “events of default”:

•

the non-payment of any interest extending 30 days beyond the date such interest payment became due and whether or not, in the case of the subordinated debt securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

non-payment of any principal of or premium, if any, on the debt securities of the applicable series as such payments become due whether or not, in the case of the subordinated debt securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

default in the deposit of any sinking fund payment on the debt securities of that series when and as due, whether or not, in the case of the subordinated debt securities, such payment is prohibited by the subordination provisions referred to below under “Subordination”;

•

default in the performance of any other covenant or warranty of The Boeing Company in the respective indenture which remains unremedied for a period of 90 days after notice of default by the holders of at least 25% in principal amount of the outstanding debt securities of that series or by the trustee;

•	certain events of bankruptcy, insolvency or reorganization; or

•	any other event of default provided in a supplemental indenture with respect to debt securities of a particular series.

Reference is made to the prospectus supplement relating to any series of offered debt securities which are original issue discount securities for the particular provisions relating to the principal amount of such original issue discount securities due upon acceleration upon the occurrence of an event of default and its continuation.

The trustee is required, within 90 days after the occurrence of any default which is known to the trustee and is continuing, to give to all holders of the applicable series of debt securities with respect to which such default has occurred notice of such default, provided, that, except in the case of default in the payment of principal, premium, if any (including any sinking fund payment) or interest, if any, on a series of debt securities with respect to which such default has occurred, the trustee shall be protected in withholding such notice if it determines in good faith that the withholding of such notice is in the interest of the holder of the debt securities of such series.

If an event of default with respect to debt securities of any series then outstanding shall have occurred and be continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of such series may declare the principal (or, if the debt securities of that series are original issue discount securities, such portion of the principal amount as may be specified in the terms of that series) and accrued interest of all the debt securities of such series to be due and payable immediately. In certain cases, the holders of a majority in aggregate principal amount of the debt securities of such series then outstanding may rescind and annul such declaration and its consequences.

The trustee may require indemnification by the holders of a series of debt securities with respect to which a default has occurred before proceeding to exercise any right or power under the applicable indenture at the request of the holders of debt securities of such series. The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee.

In certain cases, the holders of not less than a majority in principal amount of an outstanding series of debt securities may, on behalf of the holders of all debt securities of such series, and any related coupons, waive any past default with respect to such series and its consequences except a default (1) in the payment of the principal, premium, if any, or interest (except to the extent that such interest has been paid), if any, on such series of debt securities with respect to which such default has occurred or (2) in respect of a covenant or provision in the indenture which cannot be modified or amended without the consent of each holder of each debt security of the applicable series.

We will be required to file annually with the trustee a certificate as to the absence of defaults under each indenture.

The occurrence of an event of default under an indenture may give rise to a cross-default under other series of debt securities issued under such indenture and other indebtedness of ours that may be outstanding from time to time.

Notices

Notices to holders of registered securities will be delivered to the addresses of such holders as they appear in the security register maintained by the trustee.

Modification of the Indentures

Modification and amendment of the indentures may be made by us and the trustee without the consent of any holder, for any of these purposes:

•	to evidence the succession of another corporation to The Boeing Company;

•	to add to the covenants of The Boeing Company for the benefit of the holders of all or any series of debt securities or to surrender any right or power therein conferred upon The Boeing Company;

•	to add additional events of default;

•	to change any provision of the indentures to facilitate the issuance of bearer securities;

•	to change or eliminate any provision of any indenture, provided no debt security outstanding of any series is entitled to the benefit of such provision;

•	to secure the debt securities;

•	to establish the form or terms of unissued debt securities;

•	to provide for the acceptance of appointment by a successor trustee;

•	to cure any ambiguity, defect or inconsistency in either indenture or both of them; or

•

to supplement any provision of any indenture as necessary to permit or facilitate the defeasance and discharge of any series of debt securities, provided such action does not adversely affect the interests of holders of the series of debt securities.

Modification and amendment of the indentures may be made by us and the trustee with the consent of the holders of not less than two-thirds in principal amount of the outstanding debt securities of an affected series; provided that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected thereby:

•	change the stated maturity date or the principal of, premium, if any, or any installment of interest (or any additional amount) on, any such debt security;

•	reduce the principal amount or rate of interest thereon;

•	change the redemption price, if applicable;

•	change the place or currency of payment of principal of or premium, if any, or interest on any debt security;

•	impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof;

•	reduce the above-stated percentage of outstanding debt securities necessary to modify or amend the respective indentures;

•	modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any past default or compliance with certain restrictive provisions to less than a majority;

•	change any obligation of The Boeing Company to maintain an office or transfer agency; or

•	reduce the amount of principal of an original issue discount security payable upon acceleration of the maturity thereof.

Discharge and Defeasance

Unless otherwise specified in a prospectus supplement, under each of the indentures, we may discharge certain obligations to holders of any series of debt securities that have not already been delivered to the trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by depositing with the applicable trustee, in trust, funds in an amount sufficient to pay the entire indebtedness on such debt securities in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such debt securities have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the indenture have been complied with.

Each indenture further provides that, if applicable to the debt securities of any series, we may elect to defease and be discharged from any and all obligations with respect to such debt securities (except for, among other things, the obligation to pay additional amounts, if any, upon the occurrence of certain events of taxation, assessment or governmental charge with respect to payments on such debt securities and the obligations to register the transfer or exchange of such debt securities, to replace temporary or mutilated, destroyed, lost or stolen securities, to maintain an office or agency in respect of such debt securities and to hold moneys for payment in trust) (“defeasance”) upon the irrevocable deposit by us with the trustee, in trust, of an amount of money or U.S. government obligations, or both, applicable to such debt securities which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) and interest, if any, on such securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor.

Such a trust may only be established if, among other things, (1) the defeasance does not result in a breach or violation of, or constitute a default under, the applicable indenture or any other agreement or instrument to which we are a party or by which we are bound, (2) no default or event of default with respect to the debt securities to be defeased shall have occurred and be continuing on the date of the establishment of such a trust, and (3) we have delivered to the trustee an opinion of counsel (as specified in the applicable indenture) to the effect that the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, and such opinion of counsel must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a revenue ruling published by the Internal Revenue Service or a change in applicable U.S. federal income tax law occurring after the date of the applicable indenture.

The applicable prospectus supplement may further describe the provisions, if any, permitting defeasance, including any modifications to the provisions described above, with respect to the debt securities of a particular series.

Subordination

The indebtedness evidenced by subordinated debt securities and the payment of the principal and premium, if any, and interest, if any, on each and all of the subordinated debt securities will be subordinated in right of payment to the prior payment in full of senior indebtedness and, unless specifically designated as ranking junior to our other subordinated debt securities, rank equally with all of our other subordinated debt securities which have not been specifically designated as ranking junior to our other subordinated debt securities. We have not issued any subordinated debt or any subordinated debt ranking junior to the subordinated debt securities but we reserve the right to issue such junior subordinated debt.

If we default in the payment of any senior indebtedness, unless and until such default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of and premium, if any, or interest, if any, or any additional amounts on the subordinated debt securities, or in respect of any sinking fund for, or redemption, retirement or purchase or other acquisition of any of the subordinated debt securities.

If any other event of default occurs with respect to any senior indebtedness, permitting the holders thereof to accelerate the maturity thereof, then, unless and until such event of default shall have been cured or waived, no direct or indirect payment shall be made on account of the principal of, or premium, if any, or interest, if any (including additional amounts) on any subordinated debt securities or in respect of any sinking fund for, or redemption, retirement, purchase or other acquisition of the subordinated debt securities, during any period of 90 days after written notice of such default shall have been given to us by any holder of senior indebtedness or during any period in which any judicial proceeding is pending in respect of such default and a notice of acceleration of the maturity of such senior indebtedness has been transmitted to us in respect of such default.

In the event of: (1) any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment or other similar proceeding relating to us, our creditors or our property; (2) any proceeding for the liquidation, dissolution or other winding up of The Boeing Company, whether voluntary or involuntary, whether or not involving bankruptcy proceedings; (3) any assignment by us for the benefit of creditors; or (4) any other marshalling of our assets, all senior indebtedness shall first be paid in full before any payment or distribution shall be made to any holder of subordinated debt securities.

If any such payment or distribution to be paid to the holders of senior indebtedness shall be made to any holder of subordinated debt securities in contravention of the foregoing and before all of the senior indebtedness shall have been paid in full, such payment or distribution shall be received in trust for the benefit of, and shall be paid over or delivered and transferred to, the holders of senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for applications to the payment of all senior indebtedness remaining unpaid.

Senior indebtedness shall not be deemed to have been paid in full unless the holders thereof shall have received cash equal to the amount of senior indebtedness then outstanding. Upon payment in full of all senior indebtedness, the holders of subordinated debt securities shall be subrogated to all rights of any holders of senior indebtedness to receive any further payments or distributions applicable to the senior indebtedness until all amounts owing on the subordinated debt securities shall have been paid in full, and such amounts or distributions which otherwise would be paid or distributed to the holders of senior indebtedness, shall, as between us and our creditors (other than the holders of senior indebtedness), on the one hand, and the holders of the subordinated debt securities, on the other hand, be deemed to be a payment by us on account of senior indebtedness and not on account of the subordinated debt securities.

Conversion Rights

The debt securities may be convertible into our common stock. We will include in the prospectus supplement the terms and conditions, if any, on which the debt securities being offered are convertible. Such terms will include the conversion price, the conversion period, provisions as to whether conversion is mandatory, at our option or the option of the holder, the events requiring adjustment of the conversion price and provisions affecting conversion in the event of redemption of such debt securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is a summary and is subject to, and is qualified in its entirety by reference to the provisions of our Amended and Restated Certificate of Incorporation (the “Charter”) and our by-laws, as amended and restated (the “By-Laws”). The total number of shares of capital stock authorized by the Charter is 1,220,000,000, consisting of 1,200,000,000 shares of common stock, par value $5.00 per share and 20,000,000 shares of preferred stock, par value $1.00 per share. Holders of common stock are entitled to receive such dividends as may be declared by Boeing’s Board of Directors out of legally available funds, and are entitled to share pro rata in any distributions to shareholders, subject to the preferences of any preferred stock which may be issued and to restrictions contained in agreements to which we are a party. No preemptive, conversion or redemption rights or sinking funds provisions are applicable to the common stock. All outstanding shares of common stock are fully paid and non-assessable. All holders of the common stock are entitled to one vote per share on all matters to be voted on by Boeing shareholders, including the election of directors. Shareholders do not have cumulative voting rights in election of directors. The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at a shareholders’ meeting is required for shareholder action, except for (1) the election of directors, in which case a nominee shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election (except in the case of a contested election in which case the candidates receiving the greatest number of votes are elected as directors) and (2) amendments to the provisions in the By-Laws related to compensation and removal of officers, which require the approval of a majority of the outstanding shares entitled to vote for the election of directors.

The Charter authorizes the Board of Directors, without any further approval, to (1) divide the preferred stock into series, (2) designate each such series, (3) fix and determine dividend rights, (4) determine the price, terms and conditions on which shares of preferred stock may be redeemed, (5) determine the amount payable to holders of preferred stock in the event of voluntary or involuntary liquidation, (6) determine any sinking fund provisions, and (7) establish any voting, preemption or conversion privileges.

DESCRIPTION OF DEPOSITARY SHARES

We may offer (either separately or together with other offered securities) depositary shares representing interests in shares of our preferred stock of one or more series. The depositary shares will be issued under deposit agreements (each, a “deposit agreement”) to be entered into between us and a bank or trust company, as depositary (the “preferred stock depositary”), identified in the prospectus supplement or term sheet.

Because this section is a summary, it does not describe every aspect of the depositary shares and deposit agreement. We urge you to read the deposit agreement because it, and not this description, defines your rights as a holder of depositary shares. The form of deposit agreement, including the form of depositary receipts evidencing depositary shares (the “depositary receipts”), is incorporated by reference as an exhibit to this registration statement. See “Where You Can Find More Information” for information on how to obtain a copy of the deposit agreement.

The following is a general description of the terms and provisions of the depositary shares to which any prospectus supplement or term sheet may relate. The specific terms of any depositary shares proposed to be sold under this prospectus will be described in the prospectus supplement or term sheet. If so indicated in the prospectus supplement or term sheet, the terms of the depositary shares may differ from the terms set forth below.

General

We may provide for the issuance by the preferred stock depositary to the public of the depositary receipts evidencing the depositary shares, each of which will represent a fractional interest (to be specified in the prospectus supplement or term sheet) in one share of the related preferred stock, as described below.

You should read the prospectus supplement or term sheet for the material terms of the depositary shares offered thereby, including the following:

•	the number of depositary shares and the fraction of one share of preferred stock represented by one depositary share;

•	the terms of the series of preferred stock deposited by us under the deposit agreement;

•	whether the depositary shares will be listed on any securities exchange;

•	whether the depositary shares will be sold with any other offered securities and, if so, the amount and terms of these other securities; and

•	any other terms of the depositary shares.

If applicable, the prospectus supplement or term sheet will also contain a discussion of the United States federal income tax considerations relevant to the offering.

Depositary receipts will be exchangeable for new depositary receipts of different denominations. We will not impose a service charge for any permitted transfer or exchange of depositary receipts, but we may require payment of any tax or other governmental charge payable in connection therewith. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock of the series represented by the depositary share, to all rights and preferences of the preferred stock represented by the depositary share, including dividend, voting and liquidation rights and any redemption, conversion or exchange rights.

Dividends and Other Distributions

The preferred stock depositary will distribute all cash dividends and other cash distributions received in respect of the related series of preferred stock to the record holders of the depositary shares in proportion to the number of the depositary shares owned by the holders on the relevant record date. The preferred stock depositary will distribute only the amount, however, as can be distributed without attributing to any holder of depositary shares a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the preferred stock depositary for distribution to record holders of depositary shares.

In the event of a distribution other than in cash, the preferred stock depositary will distribute property received by it to the record holders of depositary shares entitled thereto, unless the preferred stock depositary determines that it is not feasible to make the distribution, in which case the preferred stock depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights offered by us to holders of the related series of preferred stock will be made available to holders of depositary shares.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the corporate trust office of the preferred stock depositary (unless the related shares of preferred stock have previously been called for redemption), the holder of the depositary shares evidenced thereby will be entitled to receive at that office, to or upon the holder’s order, the number of whole shares of the related series of preferred stock and any money or other property represented by the depositary shares. Shares of preferred stock so withdrawn, however, may not be redeposited. If the holder requests withdrawal of less than all the shares of preferred stock to which the holder is entitled, or if the holder would otherwise be entitled to a fractional share of preferred stock, the preferred stock depositary will deliver to the holder a new depositary receipt evidencing the balance or fractional share.

Redemption of Depositary Shares

Whenever we redeem preferred stock held by the preferred stock depositary, the preferred stock depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed; provided that we have paid in full to the preferred stock depositary the redemption price of the preferred stock plus an amount equal to any accrued and unpaid dividends thereon to the date fixed for redemption. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share and accrued and unpaid dividends payable with respect to the preferred stock. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by another equitable method, in each case as may be determined by us.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the moneys payable upon the redemption and any money or other property to which the holders of the depositary shares were entitled upon the redemption and surrender to the preferred stock depositary of the depositary receipts evidencing the depositary shares.

Conversion and Exchange

Depositary shares are not convertible into or exchangeable for other shares of our stock or other securities. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other shares of our stock or other securities, the depositary receipts evidencing the depositary shares may be surrendered by the holder thereof to the preferred stock depositary with written instructions to convert or exchange the preferred stock into whole shares of our other stock or other securities, as specified in the related prospectus supplement or term sheet. Upon receipt of these instructions and any amounts payable in respect thereof, we will cause the conversion or exchange thereof and will deliver to the holder whole shares of our other stock or the whole number of other securities (and cash in lieu of any fractional share or security). In the case of a partial conversion or exchange, the holder will receive a new depositary receipt evidencing the unconverted or unexchanged balance.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which holders of one or more series of preferred stock are entitled to vote, the preferred stock depositary will mail the information contained in the notice of meeting to the holders of the depositary shares relating to the preferred stock. Each record holder of the depositary shares on the record date for the meeting will be entitled to instruct the preferred stock depositary as to the manner in which to vote the number of shares of preferred stock represented by the depositary shares. We will agree to take all reasonable action that may be deemed necessary by the preferred stock depositary in order to enable the preferred stock depositary to vote in accordance with each holder’s instructions. The preferred stock depositary will abstain from voting preferred stock to the extent it does not receive instructions from the holders of depositary shares representing the preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between the preferred stock depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares then outstanding (or any greater amount as may be required by the rules of any exchange on which the depositary shares are listed); provided that any amendment that prejudices any substantial right of the holders of depositary shares will not become effective until the expiration of 90 days after notice of the amendment has been given to the holders. A holder that continues to hold one or more depositary receipts at the expiration of the 90-day period will be deemed to consent to, and will be bound by, the amendment. No amendment may impair the right of any holder to surrender the holder’s depositary receipt and receive the related preferred stock, as discussed above under “Withdrawal of Preferred Stock.”

We may terminate the deposit agreement at any time upon not less than 60 days’ prior written notice to the preferred stock depositary. In that case, the preferred stock depositary will deliver to each holder of depositary shares, upon surrender of the related depositary receipts, the number of whole shares of the related series of preferred stock to which the holder is entitled, together with cash in lieu of any fractional share.

The deposit agreement will terminate automatically after all the related preferred stock has been redeemed, withdrawn, converted or exchanged or there has been a final distribution in respect of the preferred stock represented by the depositary shares in connection with our liquidation, dissolution or winding up.

Charges of Preferred Stock Depositary

Except as provided in the prospectus supplement or term sheet, we will pay the fees and expenses of the preferred stock depositary, and the holders of depositary receipts will be required to pay any tax or other governmental charge that may be imposed in connection with the transfer, exercise, surrender or split-up of depositary receipts.

Miscellaneous

The preferred stock depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the preferred stock depositary and that we are required to furnish to the holders of the preferred stock. Neither the preferred stock depositary nor we will be liable if prevented or delayed by law or any circumstance beyond the preferred stock depositary’s or our control in performing the preferred stock depositary’s or our respective obligations under the deposit agreement. The obligations of the preferred stock depositary and us under the deposit agreement will be limited to performance in good faith and without gross negligence of the preferred stock depositary’s or our respective duties thereunder, and neither the preferred stock depositary nor we will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or related shares of preferred stock unless satisfactory indemnity is furnished.

Resignation and Removal of Preferred Stock Depositary

The preferred stock depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the preferred stock depositary, the resignation or removal to take effect upon the appointment of a successor preferred stock depositary. The successor preferred stock depositary must be appointed within 60 days after delivery of a notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least U.S. $50,000,000.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following is a general description of the terms of the stock purchase contracts and stock purchase units we may issue from time to time. Particular terms of any stock purchase contracts and/or stock purchase units we offer will be described in the prospectus supplement or term sheet relating to such stock purchase contracts and/or stock purchase units.

We may issue stock purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to holders, a specified number of shares of common stock, preferred stock or depositary shares at a future date. The consideration per share of common stock, preferred stock or depositary shares may be fixed at the time that the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. Any stock purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to such stock purchase contract upon the occurrence of certain events.

The stock purchase contracts may be issued separately or as a part of units (“stock purchase units”), consisting of a stock purchase contract and debt securities, trust preferred securities or debt obligations of third parties, including U.S. Treasury securities, in each case securing holders’ obligations to purchase common stock, preferred stock or depositary shares under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to holders of the stock purchase units, or vice versa, and such payments may be unsecured or prefunded. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

PLAN OF DISTRIBUTION

We may sell the offered securities through agents, to or through underwriters, or directly to other purchasers. These sales may be effected by any one or more of the following methods:

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

•	privately negotiated transactions.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement. We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, as amended (the “Securities Act”) and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We will indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

If so indicated in the prospectus supplement relating to a particular series or issue of debt securities, we will authorize underwriters, dealers or agents to solicit offers by certain institutions to purchase the debt securities from us under delayed delivery contracts providing for payment and delivery at a future date. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of these contracts.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, certain legal matters with respect to the securities offered pursuant to this prospectus and any prospectus supplement will be passed upon for Boeing by Kirkland & Ellis LLP, Chicago, Illinois, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements of The Boeing Company incorporated by reference in this Prospectus, and the effectiveness of The Boeing Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

With respect to the unaudited interim financial information which is incorporated by reference herein, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in the Company’s Quarterly Reports on Form 10-Q incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited interim financial information because those reports are not “reports” or a “part” of the Registration Statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.boeing.com. The information contained on or connected to our website is not incorporated by reference into this prospectus and should not be considered part of this or any other document filed with the SEC.

This prospectus is part of a registration statement filed on Form S-3 with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the securities, you should read the entire registration statement and the additional information described under “Incorporation of Certain Information by Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must read all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded.

This prospectus incorporates by reference the documents listed below (File No. 1-00442) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents that are not deemed to be “filed” in accordance with SEC rules, including the portions of those documents that are furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) until the offering of the securities under the registration statement is terminated or completed:

•	our annual report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on January 31, 2024;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2024 and June 30, 2024 filed with the SEC on April 24, 2024 and July 31, 2024;

•

our current reports on Form 8-K filed with the SEC on March 25, 2024, May  3, 2024, May  17, 2024, May  17, 2024, July  1, 2024, July  31, 2024, September  13, 2024, September  20, 2024 and October 15, 2024; and

•

the description of our common stock contained in Exhibit 4.1 to our annual report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on January 31, 2024, including any amendments or reports filed for the purpose of updating such description.

You may request copies of these filings at no cost to you by writing or telephoning us as follows: Mail Services, The Boeing Company, P.O. Box 3707, Mail Code 3T-00, Seattle, Washington 98124-2207, (425) 965-4550. Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

90,000,000 Shares

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

    , 2024

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities	Citigroup	J.P. Morgan

Wells Fargo Securities	BNP PARIBAS	Deutsche Bank Securities	Mizuho

Morgan Stanley	RBC Capital Markets		SMBC Nikko

Financial Advisor

PJT Partners